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                                                               Exhibit 23.3

[KPMG Peat Marwick LLP Letterhead]


                          CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Santa Anita Realty Enterprise, Inc.

         and

Santa Anita Operating Company:

We consent to incorporation by reference in the Joint Registration Statement (No. 2-95228) on Form S-8, as amended through Post-Effective Amendment No. 3 and in the Registration Statement on Form S-8 (No. 33-51843) of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company of our report dated February 8, 1995, related to the consolidated balance sheets of H-T Associates and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of operations, partners' capital and cash flows for each of the years in the two-year period ended December 31, 1994, which report appears in the December 31, 1994 Joint Annual Report on Form 10-K of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company.

                                  KPMG PEAT MARWICK LLP

San Diego, California
March 28, 1995